UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

July 2, 2018

(Date of Report)

AMERICATOWNE HOLDINGS, INC.

f/k/a ATI Modular Technology Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

(SEE EXPLANATORY NOTE BELOW)

Nevada	000-55699	81-3131497
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note Regarding Corporate Structure

AmericaTowne Holdings, Inc., a Nevada corporation (the “Company”) is the successor-by-name, through amendment to the Articles of Incorporation for ATI Modular Technology Corp. (OTC:ATMO). The Company is the post-merger survivor with its subsidiary, AmericaTowne, Inc. (“AmericaTowne”). The merger has been disclosed on definitive Schedule 14C filed with AmericaTowne and the Company, and thus the reader is directed to periodic disclosures on EDGAR by AmericaTowne and the Company. The merger shall be considered finalized on July 26, 2018 (twenty days after mailing, which is expected to occur on July 6, 2018). The agreements herein have been executed in the name of AmericaTowne; however, the rights, duties and obligations of AmericaTowne are those of the Company, therefore for purposes of the disclosures herein, reference to “AmericaTowne” should be interpreted as a reference to the Company.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

The Company has entered into definitive procurement agreements with the following governmental entities in Kenya, Africa pursuant to the specific bid and approval procedures set forth by the particular administrative body for the governmental entity identified: (a) Siaya, (b) Busia, (c) Turkana, (d) Vihiga, (e) Kakamega, (f) Kisumu (g) Migori, and (h) Kericho. For example, most of the agreements disclosed in this Form 8-K are defined as “tenders,” or perhaps commonly referred to as “invoicing agreements,” where the scope of services and goods to be procured are set forth in governmental approval correspondence following meeting minutes, planning orders or committee hearings. The tenders were subsequently delivered to the Company for invoicing. Following invoicing, the governmental entity has a set period of time to pay under the invoice prior to performance of services by the Company. During the invoicing period, the Company prepares its staff and independent contractors to procure the proper goods or services required under the tender. The payment terms and conditions are set forth in the specific tenders, and thus the reader is directed to the agreements enclosed herein. The following chart sets forth the recently issued invoices pursuant to the tenders, which are defined herein as an “Agreement”.

Invoice No.	Date of Invoice	Agreement	Amount of Invoice	Total Contract Amount
1133	July 2, 2018	Siaya	$19,500,000	$26,000,000
1135	July 1, 2018	Busia	$5,952,281	$22,321,053
1137	July 1, 2018	Turkana	$9,523,809	$23,809,522
1139	July 1, 2018	Turkana	$7,142,857	$35,714,284
1141	July 1, 2018	Vihiga	$6,555,555	$32,777,776
1143	July 1, 2018	Kakamega	$9,999,999	$49,999,996
1145	July 1, 2018	Kakemega	$6,746,031	$33,730,156
1147	July 1, 2018	Kisumu	$12,698,312	$15,872,890
1149	July 1, 2018	Kisumu	$9,999,974	$49,999,868
1151	July 1, 2018	Migori	$11,666,656	$58,333,280
1153	July 1, 2018	Migori	$11,269,833	$56,349,164
1155	July 1, 2018	Kericho	$15,238,091	$76,190,456
1157	July 1, 2018	Kericho	$7,555,554	$37,777,768

The Company believes a material definitive agreement exists as a result of the issuance of invoices pursuant to defined tenders. There are no pre-existing relationships between the Company (or its assumed name entities – AmericaTowne or ATI Modular Technology Corp., or its related company, ATI Nationwide Corp.) and the governmental entity issuing the tender, unless previously disclosed. The even-numbered invoices, e.g. 1134, 1136, etc., following the preceding odd-numbered invoice have been prepared for the second required payment under the tenders, but not issued as of the date of this filing. The Company has not, and cannot, guarantee the collectability of these invoices or any subsequent invoice issued against the above-referenced tenders, or any future tender or similar agreement with the same or other governmental entities.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On July 2, 2018, the Company issued a press release on the Agreements set forth herein.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Siaya Agreement
10.2	Busia Agreement
10.3	Turkana Agreement
10.4	Vihiga Agreement
10.5	Kakamega Agreement
10.6	Kisumu Agreement
10.7	Migori Agreement
10.8	Kericho Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE HOLDINGS, INC., f/k/a ATI MODULAR TECHNOLOGY CORP.

By: /s/ Alton Perkins

      Alton Perkins

Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary

Dated: July 5, 2018